UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

MARATHON PATENT GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

001-36555
Commission File No.

01-0949984
(I.R.S. Employer Identification Number)

11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
 (Address of principal executive offices)

(703) 232-1701
 (Registrant’s telephone number, including area code)

Copies to:

Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

    Marathon Patent Group, Inc. (the “Company”) announced today that during the quarter ending September 30, 2014, the Company executed settlement agreements that have generated approximately $13.5 million in aggregate revenue to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Patent Group, Inc.

Date: October 6, 2014	By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer